PART I - EXHIBIT 11
BLOUNT, INC. AND SUBSIDIARIES
COMPUTATION OF NET INCOME PER COMMON SHARE
(In thousands, except share data)
(Unaudited)


                                   Three Months               Six Months
                                 Ended August 31,          Ended August 31,
                              -----------------------   -----------------------
                                 1995         1994         1995         1994
                              ----------   ----------   ----------   ----------
Primary:
  Net income                  $   11,822   $    9,699   $   26,101   $   18,707
                              ==========   ==========   ==========   ==========

Shares:
  Weighted average common
    shares outstanding        12,684,795   12,516,321   12,684,489   12,513,682
  Dilutive effect of stock
    options                      301,125      390,475      297,315      360,882
                              ----------   ----------   ----------   ----------
  Average common shares
    outstanding as adjusted   12,985,920   12,906,796   12,981,804   12,874,564
                              ==========   ==========   ==========   ==========

Primary net income per
  common share                $      .91   $      .75   $     2.01   $     1.45
                              ==========   ==========   ==========   ==========

Assuming Full Dilution:
  Net income                  $   11,822   $    9,699   $   26,101   $   18,707
                              ==========   ==========   ==========   ==========

Shares:
  Average common shares
    as adjusted for primary
    computation               12,985,920   12,906,796   12,981,804   12,874,564
  Additional dilutive effect
    of stock options              29,844        9,176       32,113       38,066
                              ----------   ----------   ----------   ----------
  Average common shares
    outstanding as adjusted   13,015,764   12,915,972   13,013,917   12,912,630
                              ==========   ==========   ==========   ==========

Net income per common share
  assuming full dilution      $      .91   $      .75   $     2.01   $     1.45
                              ==========   ==========   ==========   ==========
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